EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 2-48760, 33-57793, 33-57795, 33-57797 and 333-83731) of Matthews International Corporation, of our reports dated November 16, 2004 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Pittsburgh, Pennsylvania
December 13, 2004